Exhibit 107

Calculation of Filing Fee Tables

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(Form Type)

enGene Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Shares	Rule 457(c) (Based on the market prices on August 4, 2023 on the Nasdaq Stock Market LLC of the FEAC Class A ordinary shares	27,090,013	$10.78(2)(5)	$292,030,340	$0.00011020	$32,182

	Equity	Warrants o Acquire Class A Common Shares	Rule 457(c) (Based on the market prices on August 4, 2023 on the Nasdaq Stock Market LLC of FEAC Warrants)	6,896,099(6)	$0.5642(3)	$3,890,779	$0.00011020	$429

	Equity	Class A Common Shares (issuable on exercise of Warrants)	Rule 457(g) (No separate registration fee required)	6,896,099(3)	$11.50(4)(5)	N/A	N/A	$0

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$295,921,119	$0.00011020	$32,611

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$32,611

(1) All securities being registered will be issued by enGene Holdings Inc., a corporation incorporated under the laws of Canada (“New enGene”) in connection with the consummation of the Business Combination pursuant to Business Combination Agreement, dated as of May 16, 2023 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) among (i) New enGene, (ii) enGene Inc., a corporation incorporated under the laws of Canada (“enGene”), and (iii) Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”). For information relating to the Business Combination and the transactions pursuant to which the securities registered hereunder will be issued, see “Proposal No. 1 — The Business Combination Proposal — Transaction Structure” in the proxy statement/prospectus included herein. All capitalized terms used but not defined in this Exhibit 107 will have the meanings assigned to such terms in the proxy statement/prospectus.

(2) Based on the market prices on August 4, 2023 on Nasdaq of the FEAC Class A Shares (FEAC is the company to which the registrant will succeed after the transactions described in this registration statement and the proxy statement/prospectus included herein). Consists of (i) 12,650,000 New enGene Shares to be issued in respect of FEAC Class A Shares, (ii) 1,373,496 New enGene Shares to be issued in respect FEAC Class B Shares that will convert into FEAC Class A shares in connection with the consummation of the Business Consummation, and (iii) 13,065,983 New enGene Shares to be issued to holders of enGene Shares (inclusive of 6,379,822 New enGene Shares to be issued in respect of enGene Shares that will be issued upon conversion of enGene Convertible Notes immediately prior to the Business Combination).

(3) Based on the market prices on August 4, 2023 on the Nasdaq Stock Market LLC (“Nasdaq”) of the FEAC Public Warrants (FEAC is the company to which the registrant will succeed after the transactions described in this registration statement and the proxy statement/prospectus included herein). Consists of (i) 4,216,666 New enGene Warrants to be issued in respect of 4,216,666 FEAC Public Warrants, and (iii) 2,679,432 New enGene Warrants to be issued in respect of enGene Warrants issued to the lenders of the Convertible Bridge Financing.

(4) Consists of New enGene Shares issuable upon exercise of New enGene Warrants. Each warrant will entitle the warrant holder to purchase one New enGene Share at a price of $11.50 per share (subject to adjustment). Pursuant to Rule 457(g), no separate registration fee required for these securities.

(5) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

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